Exhibit 99.2
Transcript
Transcript of
Hanover Capital Mortgage Holdings, Inc. (HCM)
Fourth Quarter Earnings Results Conference Call
April 2, 2009
Participant
John A. Burchett, President and Chief Executive Officer
Presentation
Operator
Greetings and welcome to the Hanover Capital Fourth Quarter Earnings Call. At this time, all participants are on a listen-only mode. A question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press *0 on your telephone keypad. As a reminder, this conference is being recorded.
It is now my pleasure to introduce Mr. John Burchett, President and CEO, for Hanover Capital. Thank you, Mr. Burchett. You may begin.
John A. Burchett — Hanover Capital Mortgage Holdings, Inc — President and Chief Executive Officer
Thank you, Claudia. Thank you everybody for joining the call this morning. As we start the call, I just want to remind everyone of our standard disclaimers about forward-looking statements that are set forth both in yesterday’s earnings release and our Form 10-K for the quarter and the year ended 12/31/2008, which we filed with the SEC on March 31, along with any such statements that were included in our Form S-4 which has been filed and declared effective by the SEC in connection with our proposed merger.
We released our fourth quarter earnings and the annual earnings. We had a loss for the year and the quarter. The primary financial driver for the year was the ultimate sale of our subordinate bonds to our repo lender which happened in August and we’ve been going through the rest of the year without a main driver for income from the asset side. I won’t spend a lot of time with the financials because I think we’re more interested in the forward looking, where we’re going.
As you all know, all our stockholders have received the proxy information on our proposed merger, in which Walter Mortgage Company will be merging into our company to form a new company. After that merger date, our annual meeting, our special meeting... excuse me, our special meeting for that shareholder vote will be held in New York City on April 15 and we urge all stockholders to get their votes in and management and the Board of Directors have said that we urge all stockholders to vote for all the proposals. To the extent there are any questions, I know our proxy solicitation firm has been calling, but we can answer questions today to the extent of public information on the transaction.
Assuming that the votes pass on the 15th and other items are completed in the merger agreement, which we think they will be, the merger would be effective after the close of business on Friday the 17th and the company would start trading on the new stock symbol on Monday the 20th and that would be as WAC traded on the NYSE/AMEX.
That’s really all I had in terms of prepared remarks today. So, Claudia, I’ll open it up if anybody has got any questions that we can help them out with at this time.
Operator
Thank you. Ladies and gentlemen, we will now be conducting a question and answer session. If you would like to ask a question, please press *1 on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press *2 if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the * keys. Once again if you’d like to ask a question, please press *1 on your telephone keypad at this time. One moment please while we poll for questions.

As a reminder, ladies and gentlemen, if you would like to ask a question please press *1 on your telephone keypad at this time.
Mr. Burchett, we have no questions coming from the phone.
John A. Burchett — Hanover Capital Mortgage Holdings, Inc — President and Chief Executive Officer
Okay. I guess I was clear in everything I said then. I appreciate everybody being on the call and again we urge everybody that are stockholders that are on the phone to get their votes in and we urge... we recommend that they vote for all the proposals. And to the extent anybody has any questions, feel free to call me directly, and thank you for joining the call.
Operator
That does conclude today’s teleconference. You may disconnect your lines at this time. We thank you for your participation.